       As filed with the Securities and Exchange Commission on February 20, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ----------------

                               TenFold Corporation
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                  83-0302610
   (State of incorporation)             (I.R.S. Employer Identification No.)

                             180 West Election Road
                               Draper, Utah 84020
                    (Address of Principal Executive Offices)

                             -----------------------

                         2000 Employee Stock Option Plan
                        1999 Employee Stock Purchase Plan
                                 1999 Stock Plan
                            (Full Title of the Plans)

                             -----------------------

                                 Nancy M. Harvey
                      President and Chief Executive Officer
                               TenFold Corporation
                             180 West Election Road
                               Draper, Utah 84020
                                 (801) 495-1010
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                                    Copy to:

                              Donald M. Keller, Jr.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

                                                                   Proposed        Proposed
                                                  Maximum          Maximum          Maximum          Amount of
                                                Amount to be    Offering Price     Aggregate       Registration
     Title of Securities to be Registered       Registered(1)     Per Share      Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Option Plan
Common Stock,
$0.001 par value...........................       6,736,800         $1.624(2)     $10,940,563.20     $2,735.14

2000 Employee Stock Option Plan
Common Stock,
$0.001 par value...........................         263,200         $2.3438(3)    $   616,888.16     $  154.22

1999 Employee Stock Purchase Plan
Common Stock,
$0.001 par value...........................         529,067         $1.9923(4)    $ 1,054,060.19     $  263.52

1999 Stock Plan
Common Stock,
$0.001 par value...........................         671,250         $1.625(2)     $ 1,090,781.25     $  272.70

1999 Stock Plan
Common Stock,
$0.001 par value...........................       1,328,750         $2.3438(3)    $ 3,114,324.25     $  778.58


                                                                    $ 1.624-
                                Total:            9,529,067 Shares  $2.3438       $16,816,617.05     $4,204.16

________________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
                    --------------
         registration fee. The computation with respect to outstanding options is based upon the weighted average per share exercise price of outstanding options under the referenced plan, of which the underlying shares of Common Stock are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 14, 2001.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 14, 2001, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
             ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the
                 ----------
Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby
                                                  ------------
incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-25661).

         (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 (File No. 000-25661), June 30, 2000 (File No. 000-25661)
and September 30, 2000 (File No. 000-25661).

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on March 29, 1999, as amended on May 18, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.      Description of Securities.  Not applicable.
             -------------------------

Item 5.      Interests of Named Experts and Counsel.  Not applicable.
             --------------------------------------

Item 6.      Indemnification of Directors and Officers.
             -----------------------------------------

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         The Registrant's Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         The Registrant has entered into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7.      Exemption from Registration Claimed.  Not applicable.
             -----------------------------------

Item 8.      Exhibits.
             --------

                Exhibit
                Number
                ------

                5.1     Opinion of Venture Law Group, a Professional Corporation

                23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1)

                23.2    Consent of Independent Auditors

                24.1    Powers of Attorney (see signature page)

Item 9.      Undertakings.
             ------------

         The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, TenFold Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on February 16, 2001.

                                       TenFold Corporation

                                       By: /s/ Nancy M. Harvey
                                           -------------------------------------
                                           Nancy M. Harvey
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy H. Harvey and Martin F. Petersen, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                Date
               ---------                                     -----                                ----
/s/ Nancy M. Harvey                       President, Chief Executive Officer and                February 16, 2001
------------------------------------
Nancy M. Harvey                            Director (Principal Executive Officer)

/s/ Jeffrey L. Walker                     Chairman, Executive Vice President and                February 16, 2001
------------------------------------
Jeffrey L. Walker                          Chief Technology Officer

/s/ Martin F. Petersen                    Chief Financial Officer (Principal                    February 16, 2001
------------------------------------
Martin F. Petersen                         Financial and Accounting Officer)

/s/ Raymond H. Bingham                    Director                                              February 16, 2001
------------------------------------
Raymond H. Bingham

/s/ Robert W. Felton                      Director                                              February 16, 2001
------------------------------------
Robert W. Felton

/s/ Ralph W. Hardy, Jr.                   Director                                              February 16, 2001
------------------------------------
Ralph W. Hardy, Jr.

/s/ Kay R. Whitmore                       Director                                              February 16, 2001
------------------------------------
Kay R. Whitmore

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------

     5.1     Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2     Consent of Independent Auditors

    24.1     Powers of Attorney (see signature page)